EXHIBIT 10.03

190

[Seal on all pages of the original document:] MIGUEL ANGEL SARAVI (H). LICENSE No.: 2495. NOTARY PUBLIC. [Signature.] [Four signatures at the bottom of each page.]

This Lease Agreement is made by and between CURTIDOS SAN LUIS S.A., with offices at Tronador 4890, piso 10º, Capital Federal, herein represented by Mr. Dante Aldo Prati, holder of Argentine Identity Document No. 12954501, and Mr. Julio Alberto Bozzelli, holder of Argentine Identity Document No. 5222282, in their capacity as Attorneys-in-fact, as evidenced by the documents submitted herein, hereinafter referred to as “LESSOR”; and MERCADO LIBRE S.A., with offices at Tronador 4890 – 2do piso, Capital Federal, herein represented by Mr. Nicolás Szekasy, holder of Argentine Identity Document No. 17363052 and Mr. Hernán Jorge Kazah, holder of Argentine Identity Document No. 21850737, in their capacity as Attorneys-in-fact, as evidenced by the documents submitted herein, hereinafter referred to as “LESSEE”, subject to the following terms and conditions:

1. PARTIES

LESSOR and LESSEE shall be hereinafter jointly referred to as THE PARTIES.

2. THE PREMISES

The real property owned by LESSOR, which is the subject matter of this Lease Agreement, hereinafter referred to as the PREMISES, is described as follows: the entire sixth floor of the building located at Tronador 4890, Capital Federal, intended for use as business offices, with the right to use the surfaces designated in the condominium and administration bylaws as individual and common parts of the floors and 10 (ten) units used as parking spaces and located on the building’s underground floor, identified with numbers 1, 2, 3, 5, 68, 220, 88, 89, 90, 221, and 1 (one) parking space located at the building’s parking lot with its entrance on Pico street.

3. TERM

The lease term shall be thirty-six (36) months, from April 1, 2004 to March 31, 2007. Early termination of this lease shall be subject to the applicable laws (sections 8 and 29 bis of Law No. 23091), i.e., after lapse of the first six (6) month period starting on April 1, 2004, LESSEE may terminate this lease, and it shall give notice at least 60 (sixty) days in advance to LESSOR. If LESSEE makes use of this option within the first year of this Lease Agreement, it shall pay LESSOR an amount equivalent to 1.5 (one and a half) months of the rent in force at the time of termination as compensation, and only 1 (one) month’s rent as compensation if this option is used after the first year of the lease.

4. RENT AND PAYMENT CURRENCY

The monthly rent payable by LESSEE, which is mutually agreed by the parties, is US$ 6,403 (six thousand, four hundred and three United States Dollars) for the floor leased together with the parking spaces, all of which were specified in Clause 2 above. During the term of this Lease, the rent shall be paid in an amount of Argentine Pesos sufficient to purchase the amount of dollars specified above on the floating exchange rate market; payment shall be computed to the forward month, and rent shall be payable between the 1st and the 5th day of the respective month from April 1, 2004, at the address herein established by LESSOR. The minimum rent amount shall not be lower than eighteen thousand, five hundred and seventy-two pesos (AR$ 18,572). LESSOR may choose to demand that payment be made in Argentine Pesos in the amount necessary to purchase the specified amount of dollars on the Floating Exchange Rate Market in New York or Montevideo, at LESSOR’s option, and free of any expenses for LESSOR. It is hereby expressly established that the price is herein set in United States dollars because the parties understand that section 13 of Law No. 23928 has, in general, repealed section 1 of Law No. 23091, which banned the setting of lease agreements’ prices in dollars, for which reason sections 617 and 619 of the Argentine Civil Code are now applicable. The parties freely agree that this amount shall be jointly reviewed every six months in order to make any equitable readjustments as deemed appropriate. The parties agree that, in the event of disagreement as to the rent amount, the dispute shall be submitted to the decision of arbitrators designated as amicable compounders. Each party shall appoint one arbitrator and such arbitrators shall render their award within ten business days from the acceptance of the position as arbitrators. Should there be any dispute between the appointed arbitrators, they shall designate a third arbitrator whose opinion shall be final, without the right to file an appeal with the Civil Court of Appeals. If the arbitrators fail to reach an agreement as to the appointment of the third arbitrator, such arbitrator shall be appointed by the L.J. RAMOS firm. In addition to the amount stated above, LESSEE shall, from April 1, 2004, pay any taxes due to the Autonomous Government of the City of Buenos Aires (Street Lighting, Sweeping and Cleaning, Pavement and Sidewalks, and Land Tax, known as “ABL”), Aguas Argentinas S.A. and the common expenses of the building, maintenance of the services provided at the Building, e.g.: Cafeteria, Gymnasium. The amount of ordinary expenses, common expenses, taxes, assessments, and services shall be calculated according to the percentage established in Annex I, which is an integral part of this Agreement. The services used by LESSEE to carry out its business activities and which are not mentioned above, such as electricity, telephone services and other services which are not covered by the common expenses shall be borne by LESSEE from April 1, 2004, the effective date of this Agreement. The Value-added Tax (VAT), like any other taxes which in the future may be levied on leases, is not included in the rent amount and shall be borne by LESSEE.

5. GRACE PERIOD.

The parties agree that LESSEE shall not pay the rent for the period from on April 1, 2004 to April 11, 2004, since such amount shall be deemed as compensation for the improvements to be made on the premises. However, LESSEE shall pay from the effective date of this Agreement any and all relevant taxes, assessments, contributions, expenses and expenditures.

6. SECURITY DEPOSIT

LESSEE herein delivers to LESSOR the amount of US$ 12,806 (twelve thousand, eight hundred and six United States Dollars) as security deposit, equivalent to two months’ rent, and this agreement shall be sufficient evidence of receipt thereof. Such amount shall not accrue any interest whatsoever and shall be used as compensation for any damages that LESSEE may cause to the leased premises from the moment delivery of possession is received. The amount shall be reimbursed to LESSEE upon termination of the agreement and when the premises are returned in the conditions established herein and once any amounts owed or necessary to restore the missing items or items to be replaced have been deducted. The parties agree that LESSOR’s failure to reimburse the amount given as Security Deposit by LESSEE shall empower LESSEE, once the premises are delivered in the agreed-upon conditions and the proportional amounts owed by LESSEE for the consumption of public utility services are paid, all of which shall not exceed a period of twenty (20) business days from the date the premises are delivered to LESSOR, to file for a summary proceeding claiming the undue withholding of the amount without prior notice to LESSOR being necessary. The delayed reimbursement of the security deposit shall entail the LESSOR’s default and undue withholding of the amount, and shall consequently accrue a monthly penalty interest equivalent to 2% of the monthly rent payable for the period during which the security deposit was withheld since the termination of the agreement and the delivery of the leased premises until effective reimbursement. The PARTIES agree that such amount shall be paid at LESSOR’s offices located at Tronador 4890 10º piso, Capital Federal.

7. USE OF THE PREMISES

LESSEE undertakes to use the leased premises to conduct its business, by using them as office only. This agreement shall not be assigned or transferred, whether in whole or in part, unless such assignment or transfer is made to subsidiaries, affiliates or companies that are LESSEE’s legal successors, which shall assume all of LESSEE’s obligations. Notwithstanding the foregoing, and should the authorized transfer be made, LESSEE shall duly notify LESSOR of this circumstance. This clause shall not be restrictively construed, and thus LESSEE may designate the premises as the legal and/or administrative and fiscal domicile of all the companies and/or entities owned by MERCADO LIBRE S.A. which conduct business in the Argentine Republic through LESSEE.

8. TELEPHONE LINES

The installation, maintenance and ownership of telephone lines shall be borne by LESSEE.

9. DEFAULT

Should LESSEE fail to timely pay the rent, notwithstanding any other actions that LESSOR could institute, LESSEE shall pay compensatory interest and penalty interest equal to 2% (two percent) per month on the amount owed to LESSOR during the delinquency period. Default in payment shall, in any event, occur as a result of the mere lapse of time, without any court or out-of-court demand notice being necessary.

10. RETURN OF THE PREMISES.

Upon termination of this Agreement, LESSEE undertakes to return the PREMISES which are the subject matter hereof without any court or out-of-court demand notice being necessary, and with all taxes, assessments and services payable by it duly paid, clean and in good state of repair, except for normal deterioration caused by the ordinary wear and tear. Delivery of the premises shall be evidenced by means of a written document issued by a representative of LESSOR. LESSOR shall give LESSEE a 15-day written notice prior to the expiration of the term of the lease to inform to whom such delivery shall be made, and who shall perform a general inspection of the leased premises together with LESSEE in order to verify their condition. For such purpose, a record shall be prepared detailing the state of repair of the PREMISES and describing whether there are any damages or missing items. LESSEE shall repair any such damages or pay any missing items, except for the ordinary wear and tear resulting from the appropriate use of the premises and the lapse of time. Upon expiration of the lease term, the fixed improvements made by LESSEE shall remain with the premises for the benefit of LESSOR, unless these can be withdrawn from the PREMISES without causing damages or modifications that may alter the original condition of the received property, and this shall be under the charge of LESSEE. In the event LESSEE fails to return the PREMISES, it shall pay, in addition to the monthly rent amount, 1/30 part of the monthly rent amount for each day of delay as penalty, and actual damages.

11. TERMINATION

The breach by one party of any of its obligations under this Agreement shall entitle the other to terminate this agreement, provided prior notice is given demanding compliance or that the breach be cured within no more than fifteen (15) days. Upon expiration of this period, and should non-compliance continue, the non-breaching party shall consider the agreement automatically terminated by the breaching party.

12. CONDOMINIUM, ADMINISTRATION AND INTERNAL BYLAWS.

LESSOR shall deliver to LESSEE the condominium and administration bylaws and the internal bylaws for information and compliance purposes. Temporarily, until those bylaws become effective, the rules related to the operation and aesthetics of the Building, which are attached hereto as Annex II and are an integral part hereof, shall apply.

13. FORCE MAJEURE, ENTIRE AGREEMENT, AMENDMENTS

Acts of God and force majeure events shall be governed by sections 513 and 514 of the Argentine Civil Code in all aspects related to their nature, occurrence, characteristics and consequences. Should an event considered to be an act of God or a force majeure event in accordance with the regulations in force occur, the party affected thereby shall notify the other of the occurrence of such event and of the means to be used to deal with such event within 48 (forty-eight) business hours, indicating the estimated period during which it shall not be able to comply with the contractual obligations affected by the event. This shall apply provided that notice is given within the stated term. This Agreement constitutes the entire and exclusive agreement of the PARTIES and supersedes any other previous agreement as well as all the oral or written proposals and any other communications between them which may have been sent prior to the execution of this Agreement (Section 1197 of the Argentine Civil Code). Any amendment to or extension of this Agreement shall be made in writing by mutual agreement of the Parties.

14. JURISDICTION. ADDRESSES

For all purposes, the PARTIES submit to the jurisdiction of the Civil Courts in and for the City of Buenos Aires (Capital Federal), and waive their right to resort to any other competent courts. The PARTIES set their addresses at the ones set out above, where all court or out-of-court notices shall be deemed to have been validly given.

In witness whereof, the parties have executed this Agreement in two (2) counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, in the City of Buenos Aires, on March 31, 2004.

[Signatures.]

FOR THE PURPOSES OF THE AUTHENTICATION OF SIGNATURES, THE UNDERSIGNED RATIFY THE CONTENT OF THIS LEASE AGREEMENT CONSISTING OF 4 PAGES. BUENOS AIRES, MAY 19, 2004.

[Signatures.]

[Illegible seal.]

[Seal:] MIGUEL ANGEL SARAVI (h). COMMISSION No.: 2495. NOTARY PUBLIC.

[Signature.]

[Seal:] MIGUEL ANGEL SARAVI (H). COMMISSION No.: 2495. NOTARY PUBLIC.

[Signature.]

190

[Emblem:] NOTARIES PUBLIC’ ASSOCIATION. CITY OF BUENOS AIRES. ARGENTINE REPUBLIC. [Letterhead:] SIGNATURE AUTHENTICATION. LAW [illegible]. [Coat of arms of the Argentine Republic.]

F 000915850

Buenos Aires, May 19, 2004. In my capacity as Notary Public of Notarial Registry No. 38, I DO HEREBY CERTIFY that the signatures on the document attached to this page, the request for authentication of which is simultaneously recorded on PAGE No. 190 of BOOK No. 61, are those of the persons whose names and identity document numbers are mentioned below, and who are personally known to me, I attest: 1) Julio Alberto BOZZELLI, holder of Argentine Identity Document No. 5,222,282 and Dante Aldo PRATI, holder of Argentine Identity Document No. 12,954,501, who represent that they are acting on behalf of “CURTIDOS SAN LUIS S.A.”, with offices in the Province of San Luis and registered with the Registrar of Companies in the Province of San Luis on September 25, 1986, under Number 5, on Page 27, Volume 31, as evidenced by the Special Power of Attorney granted before me on February 13, 2003, recorded on Page 35 of Notarial Registry No. 38, to which I refer and which grants sufficient powers to perform this act, I attest.; and II) Marcos Eduardo GALPERIN, holder of Argentine Identity Document No. 22,432,311, and Nicolás Carlos SZEKASY, holder of Argentine Identity Document No. 17,363,052, who represent that they are acting on behalf of “MERCADO LIBRE S.A.”, with offices in this City and registered with the Business Organizations Regulatory Agency on July 29, 1999 under No. 10,800, Book 5 of Corporations, as evidenced by the General Power of Attorney granted on December 17, 2003 before Martín Ramón Arana, Notary Public in and for this City, and recorded on page 2772 of Notarial Registry No. 841, which [end of document.]